Exhibit 99.1

LINN ENERGY, LLC

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2011

INDEX

Financial Information	Page Number

Unaudited Pro Forma Combined Statement of Operations	2
Notes to Unaudited Pro Forma Combined Statement of Operations	3

LINN ENERGY, LLC

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2011

	LINN Energy Historical	Plains Historical	Panther Historical	SandRidge Historical	Concho Historical	Pro Forma Adjustments		LINN Energy Pro Forma
	(in thousands, except per unit amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$1,162,037	$158,208	$24,968	$8,349	$5,899	$—		$1,359,461
Gains on oil and natural gas derivatives	449,940	—	—	—	—	—		449,940
Marketing revenues	5,868	—	—	—	—	—		5,868
Other revenues	4,609	—	—	—	—	—		4,609
	1,622,454	158,208	24,968	8,349	5,899	—		1,819,878
Expenses:
Lease operating expenses	232,619	31,433	2,694	2,161	437	—		269,344
Transportation expenses	28,358	—	—	—	—	—		28,358
Marketing expenses	3,681	—	—	—	—	—		3,681
General and administrative expenses	133,272	—	—	—	—	—		133,272
Exploration costs	2,390	—	—	—	—	—		2,390
Bad debt expenses	(22)	—	—	—	—	—		(22)
Depreciation, depletion and amortization	334,084	—	—	—	—	35,395	(a)	370,156
						677	(b)
Taxes, other than income taxes	78,522	9,750	1,641	708	651	—		91,272
Losses on sale of assets and other, net	3,516	—	—	—	—	—		3,516
	816,420	41,183	4,335	2,869	1,088	36,072		901,967
Other income and (expenses):
Loss on extinguishment of debt	(94,612)	—	—	—	—	—		(94,612)
Interest expense, net of amounts capitalized	(259,725)	—	—	—	—	(21,480)	(c)	(281,995)
						(790)	(d)
Other, net	(7,792)	—	—	—	—	—		(7,792)
	(362,129)	—	—	—	—	(22,270)		(384,399)
Income before income taxes	443,905	117,025	20,633	5,480	4,811	(58,342)		533,512
Income tax expense	(5,466)	—	—	—	—	—	(e)	(5,466)
Net income	$438,439	$117,025	$20,633	$5,480	$4,811	$(58,342)		$528,046

Net income per unit:
Basic	$2.52							$3.01
Diluted	$2.51							$3.00
Weighted average units outstanding:
Basic	172,004							173,728
Diluted	172,729							174,453

The accompanying notes are an integral part of this pro forma combined statement of operations.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA
COMBINED STATEMENT OF OPERATIONS

Note 1 – Basis of Presentation

The unaudited pro forma combined statement of operations of Linn Energy, LLC (“LINN Energy” or the “Company”) for the year ended December 31, 2011, is derived from:

•	the historical consolidated financial statements of LINN Energy;
•
the historical statements of revenues and direct operating expenses of certain oil and natural gas properties acquired from Plains Exploration & Production Company (“Plains” and the properties, the “Plains Properties”);

•
the historical statements of revenues and direct operating expenses of certain oil and natural gas properties acquired from Panther Energy Company, LLC and Red Willow Mid-Continent, LLC (collectively referred to as “Panther” and the properties, the “Panther Properties”);

•
the historical statements of revenues and direct operating expenses of certain oil and natural gas properties acquired from SandRidge Exploration and Production, LLC (“SandRidge” and the properties, the “SandRidge Properties”); and

•
the historical statements of revenues and direct operating expenses of certain oil and natural gas properties acquired from an affiliate of Concho Resources Inc. (“Concho” and the properties, the “Concho Properties” and together with the Plains Properties, Panther Properties and the SandRidge Properties, the “Properties”).

The unaudited pro forma combined statement of operations gives effect to the acquisitions of Properties as if the transactions had occurred on January 1, 2010.  The transactions and the related adjustments are described in the accompanying notes.  In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma combined statement of operations.

The unaudited pro forma combined statement of operations is presented for illustrative purposes only, and does not purport to be indicative of the results of operations that would actually have occurred if the transactions described had occurred as presented in such statement or that may be obtained in the future.  In addition, future results may vary significantly from those reflected in such statement due to factors described in “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and elsewhere in the Company’s reports and filings with the Securities and Exchange Commission (“SEC”).

The unaudited pro forma combined statement of operations should be read in conjunction with the Company’s historical consolidated financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2011.

Note 2 – Acquisition Dates

The results of operations of the Properties have been included in the historical financial statements of the Company since their respective acquisition dates.

The acquisition of Plains Properties was completed on December 15, 2011, with an effective date of November 1, 2011, for total consideration of approximately $544 million.

The acquisition of Panther Properties was completed on June 1, 2011, with an effective date of January 1, 2011, for total consideration of approximately $223 million.

The acquisition of SandRidge Properties was completed on April 1, 2011, with the same effective date, for total consideration of approximately $201 million.

The acquisition of Concho Properties was completed on March 31, 2011, with an effective date of March 1, 2011, for total consideration of approximately $194 million.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA
COMBINED STATEMENT OF OPERATIONS - Continued

Note 3 – Preliminary Acquisition Accounting

These acquisitions were accounted for under the acquisition method of accounting.  Accordingly, the Company conducted assessments of net assets acquired and recognized amounts for identifiable assets acquired and liabilities assumed at their estimated acquisition date fair values, while transaction and integration costs associated with the acquisitions were expensed as incurred.  The initial accounting for the business combinations is not complete and adjustments to provisional amounts, or recognition of additional assets acquired or liabilities assumed, may occur as more detailed analyses are completed and additional information is obtained about the facts and circumstances that existed as of the acquisition dates.

The following presents the values assigned to the net assets acquired as of the acquisition dates (in thousands):

Assets:
Current	$6,953
Noncurrent	693
Oil and natural gas properties	1,181,160
Total assets acquired	$1,188,806

Liabilities:
Current	$7,416
Asset retirement obligations	19,595
Total liabilities assumed	$27,011
Net assets acquired	$1,161,795

Current assets include receivables and inventory and noncurrent assets include other property and equipment.  Current liabilities include payables, ad valorem taxes payable and other liabilities.

The fair values of oil and natural gas properties and asset retirement obligations were measured using valuation techniques that convert future cash flows to a single discounted amount.  Significant inputs to the valuation of oil and natural gas properties include estimates of: (i) reserves; (ii) future operating and development costs; (iii) future commodity prices; (iv) estimated future cash flows; and (v) a market-based weighted average cost of capital rate.

Note 4 – Pro Forma Adjustments

The Company’s historical results of operations include the results of Properties acquired from Plains, Panther, SandRidge and Concho since the acquisition dates.  The pro forma statement of operations includes adjustments to reflect the acquisitions as if they had occurred on January 1, 2010.  The unaudited pro forma combined statement of operations has been adjusted to:

(a)	record incremental depreciation, depletion and amortization expense, using the units-of-production method, related to oil and natural gas properties acquired as follows:

•	for the period from January 1 through December 15, 2011, $23 million related to the Plains Properties
•	for the period from January 1 through June 1, 2011, $7 million related to the Panther Properties
•	for the period from January 1 through April 1, 2011, $2 million related to the SandRidge Properties
•	for the period from January 1 through March 31, 2011, $3 million related to the Concho Properties

(b)	record accretion expense related to asset retirement obligations on oil and natural gas properties acquired as follows:

•	for the period from January 1 through December 15, 2011, $520,000 related to the Plains Properties

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA
COMBINED STATEMENT OF OPERATIONS - Continued

•	for the period from January 1 through June 1, 2011, $26,000 related to the Panther Properties
•	for the period from January 1 through April 1, 2011, $128,000 related to the SandRidge Properties
•	for the period from January 1 through March 31, 2011, $3,000 related to the Concho Properties

(c)	record interest expense as follows:

•	incremental debt of approximately $544 million incurred to fund the purchase price of the Plains Properties; the assumed interest rate was 2.9%
•	incremental debt of approximately $223 million incurred to fund the purchase price of the Panther Properties; the assumed interest rate was 6.5%

A 1/8 percentage change in the assumed interest rate would result in an adjustment to pro forma net income as follows:

Year Ended December 31, 2011
(in thousands)

Plains Properties	$688
Panther Properties	141
$829

(d)	record incremental amortization of deferred financing fees associated with debt incurred to fund the purchase price of the Panther Properties

(e)
The Company is treated as a partnership for federal and state income tax purposes.  The Company subsidiaries that acquired the Properties are also treated as partnerships for federal and state income tax purposes.  Accordingly, no recognition has been given to federal and state income taxes in the accompanying unaudited pro forma combined statement of operations.

The pro forma statement of operations also include an adjustment to the weighted average units outstanding to reflect units issued to fund the purchase price of the SandRidge Properties and the Concho Properties.